EXHIBIT 23(i)

                               PEPPER HAMILTON LLP
                              3000 TWO LOGAN SQUARE
                           EIGHTEENTH AND ARCH STREETS
                           PHILADELPHIA, PA 19103-2799


                                                               February 28, 2000


1838 Investment Advisors Funds
Five Radnor Corporate Center, Suite 320
100 Matsonford Road
Radnor, PA 19087

     Re:  Registration Statement on Form N-1A

Ladies and Gentlemen:

     We have acted as counsel to 1838 Investment Advisors Funds (the "Trust"), a business trust formed and existing under the Delaware Business Trust Act (the "DBTA") and registered as an open-end management company under the Investment Company Act of 1940 (the "1940 Act"), in connection with the offer and sale to the public of an indefinite number of shares of beneficial interest, $0.001 par value per share, of the series of the Trust listed on Annex I attached hereto (the "1838 Fund Shares").

     You have requested that we, as counsel to the Trust, render the opinion set forth in this letter, and we are furnishing this opinion letter pursuant to Item 23(i) of Form N-1A under the Securities Act of 1933 (the "1933 Act").

     The Trust's Agreement and Declaration of Trust dated December 9, 1994, as amended to the date hereof (the "Trust Agreement"), authorizes the Trust to issue an unlimited number of shares of beneficial interest, $0.001 par value per share, of the Trust (the "Trust Shares"), authorizes the Board of Trustees of the Trust to designate series and classes of the Trust Shares and to allocate Trust Shares among the series and classes so designated, and authorizes the Trust to issue Trust Shares without issuing certificates representing the Trust Shares.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) Post-Effective Amendment No. 8 under the 1933 Act and Amendment No. 9


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1838 Investment Advisors Funds
Page 2
February 28, 2000


under the 1940 Act to the Trust's Registration Statement on Form N-1A (1933
Act Registration No. 33-87298 and 1940 Act File No. 811-8902), which is being filed with the U.S. Securities Exchange Commission (the "Commission") on February 28, 2000 (the "Amendment"), (ii) the Certificate of Trust of the Trust dated December 9, 1994 as amended to date, (iii) the Trust Agreement, (iv) the Trust's By-Laws, (v) certain resolutions of the Board of Trustees relating to the designation and the offer, sale and issuance of the 1838 Fund Shares and
(vi) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth in this letter.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinion expressed in this letter that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust. In addition, we have assumed that (i) the Trust will remain a validly subsisting business trust under the DBTA, registered as an open-end management company under the 1940 Act, (ii) the Amendment will become effective and the registration under the 1933 Act of the offer and sale of an indefinite number of 1838 Fund Shares will remain effective, (iii) the Trust will offer, sell and issue the 1838 Fund Shares in compliance with the Trust Agreement, Section 5(b) of the 1933 Act, and the 1940 Act and as described in the Amendment, and (iv) the Trust will timely file a notice pursuant to Rule 24f-2 under the 1940 Act and pay in full the fee due in connection therewith with respect to 1838 Fund Shares sold in each fiscal year hereafter.

     The law covered by this opinion letter is limited to the laws of the State of Delaware and the federal laws of the United States of America.

     We have rendered the opinion set forth in this letter with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation that may hereafter occur, whether such changes are retroactively or prospectively applied, or to update this opinion letter in any fashion to reflect any facts or circumstances that hereafter come to our attention.

     Based upon and subject to the foregoing examination information, assumptions and qualifications, we are of the opinion that the 1838 Fund Shares, when sold and issued, will be legally outstanding, fully-paid, and non-assessable shares of beneficial interest of the Trust.


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1838 Investment Advisors Funds
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February 28, 2000



     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Amendment and to the reference to this firm in the prospectus and statement of additional information filed as part of the Amendment. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act and the rules and regulations of the Commission thereunder.

     As counsel to the Trust, we have furnished this opinion letter to you in connection with the filing of the Amendment. Except as provided in the immediately preceding paragraph, this opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.


                                                Very truly yours,


                                                /s/ Pepper Hamilton LLP
                                                ----------------------------


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                                     ANNEX I


                      1838 Investment Advisors Fund Series


1838 International Equity Fund
1838 Small Cap Equity Fund
1838 Fixed Income Fund
1838 Large Cap Equity Fund